UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

WINGSTOP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, 5th Floor, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

(972) 686-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 2, 2016, Wingstop Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) with RC II WS LLC (the “Selling Shareholder”) and Morgan Stanley & Co. LLC, (the “Underwriter”), whereby the Selling Shareholder agreed to sell and the Underwriter agreed to purchase from the Selling Shareholder, subject to and upon the terms and conditions set forth in the Underwriting Agreement, 6,765,858 shares of the Company’s common stock, $0.01 par value per share, at a purchase price per share of $26.275 per share.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholder and customary indemnification rights and obligations of the parties.

The Company will not receive any proceeds from the offering. The offering was made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration No. 333-212393). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1     Underwriting Agreement, dated November 2, 2016, by and among Wingstop Inc., RC II WS LLC and Morgan Stanley & Co. LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date: November 8, 2016	By:	/s/ Darryl Marsch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 2, 2016, by and among Wingstop Inc., RC II WS LLC and Morgan Stanley & Co. LLC